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                                                                   (d)(15)(iii)

[GRAPHIC]

January 1, 2007

ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:Expense Limitations

Ladies and Gentlemen:

   By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, ING Investments, LLC ("ING Investments"), the Adviser to ING Disciplined LargeCap Fund and ING SmallCap Opportunities Fund (the "Funds"), agrees that ING Investments shall, from January 1, 2007 through and including December 31, 2007, waive all or a portion of its investment management fee and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the Funds shall be as follows:

                                         Maximum Operating Expense Ratios
                                         (as a percentage of average net
         Name of Fund                               assets)
         ------------                    ----------------------------
                                         Class    Class Class Class Class
                                           A        B     C     I     Q
                                         -----    ----- ----- ----- -----
         ING Disciplined LargeCap Fund.. 1.36%    2.11% 2.11% 1.11%  N/A
         ING SmallCap Opportunities Fund 1.50%    2.25% 2.25% 1.25% 1.50%

   ING Investments acknowledges that any fees waived or expenses reimbursed during the term of this Agreement shall not be eligible for recoupment at any time in the future.

                                              ING Investments, LLC

                                              By: /s/ Todd Modic
                                                  ------------------------------
                                                  Todd Modic
                                                  Senior Vice President

Your signature below
acknowledges acceptance
ofthis Agreement:

By: /s/ Robert S. Naka
    --------------------------
    Robert S. Naka
    Executive Vice President
    ING Equity Trust

      7337 E. Doubletree Ranch Rd. Tel: 480-477-3000 ING Investments, LLC
      Scottsdale, AZ 85258-2034... Fax: 480-477-2700
                                    www.ingfunds.com
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